UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
Verrica Pharmaceuticals Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VERRICA PHARMACEUTICALS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 5, 2026

Dear Stockholder:

The Annual Meeting of Stockholders of Verrica Pharmaceuticals Inc. (the “Company”) will be held at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, on Friday, June 5, 2026 at 10:00 a.m. local time for the following purposes:

1.	To elect the Board’s nominees, Paul B. Manning and Lawrence Eichenfield, to the Board of Directors to hold office until the 2029 Annual Meeting of Stockholders.

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice.

3.	To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

4.	To approve the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Amended 2018 Plan”) in the form attached as Appendix A to the Proxy Statement.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders are invited to attend the meeting in person. The record date for the Annual Meeting is April 8, 2026. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ David Zawitz
David Zawitz
Secretary

West Chester, Pennsylvania

April 20, 2026

We are primarily providing access to our proxy materials over the internet pursuant to the Securities and Exchange Commission’s notice and access rules. On or about April 20, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials that will indicate how to access our 2026 Proxy Statement and 2025 Annual Report on the internet and will include instructions on how you can receive a paper copy of the annual meeting materials, including the notice of annual meeting, proxy statement and proxy card.

Whether or not you expect to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your Notice, or, if you elected to receive printed proxy materials by mail, your proxy card, to vote by one of the following methods: 1) over the internet at www.proxyvote.com, 2) by telephone by calling the toll-free number 1-800-690-6903 or 3) if you elected to receive printed proxy materials by mail, by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

VERRICA PHARMACEUTICALS INC.

44 W. Gay St., Suite 400

West Chester, Pennsylvania 19380

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (“Board” or “Board of Directors”) of Verrica Pharmaceuticals Inc. (sometimes referred to as the “Company” or “Verrica”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 20, 2026 to all stockholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Friday, June 5, 2026 at 10:00 a.m. local time at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 8, 2026 will be entitled to vote at the annual meeting. On this record date, there were 17,178,786 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 8, 2026 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC) then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 8, 2026 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Proposal No. 1 – Election of two directors;

•	Proposal No. 2 – Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice;

•

Proposal No. 3 – Ratification of selection by the Audit Committee of the Board of Directors of KPMG LLP as independent registered public accounting firm of the Company for the year ending December 31, 2026; and

•	Proposal No. 4 – Approval of the Amended and Restated 2018 Equity Incentive Plan (the “Amended 2018 Plan”).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

•

To vote online, go to www.proxyvote.com. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2026 to be counted.

•

To vote over the telephone, dial toll-free 1-800-690-6903. You will be asked to provide the Company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 4, 2026 to be counted.

•

To vote by mail if you requested printed proxy materials, you can vote by promptly completing and returning your signed proxy card in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by June 4, 2026.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with the proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 8, 2026.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the annual meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under stock exchange rules, brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under such rules, but not with respect to “non-routine” matters. Proposals 1, 2 and 4 are considered to be “non-routine” under such rules, meaning that your broker may not vote your shares on this proposal in the absence of your voting instructions. However, Proposal 3 is considered to be “routine” under such rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•	“For” the election of all nominees for director

•	“For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement;

•	“For” the ratification of KPMG LLP as independent auditors for the year ending December 31, 2026; and

•	“For” the approval of the Amended 2018 Plan.

If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 21, 2026 to our Corporate Secretary at 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before the 2026 Annual Meeting, you must deliver your notice to our Corporate Secretary at the address above between February 5, 2027 and March 7, 2027. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of shares of our stock that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19(b) under the Exchange Act.

For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.4 to our Registration Statement on Form S-1, filed with the SEC on May 22, 2018.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes. Votes will be counted by the inspection of elections appointed for the Annual Meeting.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withold Votes, as applicable	Effect of Broker Non- Votes

1.	Election of Directors	Plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. This means that the two nominees receiving the highest number of “For” votes will be elected.	FOR or WITHHOLD	No effect	No effect

2.	Non-binding advisory approval of the compensation of our named executive officers(1)	“For” votes from the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the matter.	FOR, AGAINST or ABSTAIN	Against	No effect

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withold Votes, as applicable	Effect of Broker Non- Votes

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026	“For” votes from the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the matter.	FOR, AGAINST or ABSTAIN	Against	Brokers have discretion to vote(2)

4.	Approval of the Amended 2018 Plan	Under current Nasdaq Rules, majority of the votes cast in person or by proxy; shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal.	FOR, AGAINST or ABSTAIN	No effect	No effect

(1)

As this is an advisory vote, the result will not be binding on our Board. However, our Board values our stockholders’ opinions, and our Board and the Compensation Committee will take into account the outcome of the advisory vote when considering future named executive officer compensation decisions.

(2)

This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. We do not expect there to be broker-non votes on this matter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum is present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 17,178,786 shares outstanding and entitled to vote. Thus, the holders of 8,589,394 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the meeting to another date.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, the list will be available at our corporate headquarters, 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, for examination by any stockholder of record for a legally valid purpose during regular business hours.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes and currently has eight members. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are two directors in the class whose term of office expires in 2026: Paul B. Manning and Lawrence Eichenfield. Mr. Manning and Dr. Eichenfield were previously elected by our stockholders. If re-elected or elected, as applicable, at the Annual Meeting, each of these nominees will serve until the 2029 annual meeting and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite and encourage directors and nominees for director to attend the Annual Meeting. Three of the then-serving directors attended the 2025 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee that we propose. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience and capability in various areas necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, experience, judgment, commitment, skills, expertise and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Paul B. Manning, age 70

Paul B. Manning has served as the chairman of our Board of Directors since 2017 and as a member of our Board of Directors since 2015. Mr. Manning is the Chairman and Chief Executive Officer of PBM Capital Group, LLC (“PBM Capital”), a private equity investment firm in the business of investing in healthcare and life-science related companies, which he founded in 2010. Prior to that, Mr. Manning founded PBM Products in 1997, a producer of infant formula and baby food, which was sold to Perrigo Corporation in 2010. Mr. Manning is a director of Candel Therapeutics, Inc., a biopharmaceutical company, Liquidia Corporation, a biopharmaceutical company, and various private companies, and formerly served as director of Perrigo Corporation, Concordia Healthcare Corp., AveXis, Inc., Dova Pharmaceuticals, Inc., and Taysha Gene Therapies, Inc. Mr. Manning received a B.S. from the University of Massachusetts. Our Board of Directors believes that Mr. Manning should serve as a director based upon his over 30 years of managerial and operational experience in the healthcare industry and as an investor in healthcare related companies.

Lawrence Eichenfield, age 68

Lawrence Eichenfield has served as a member of our Board of Directors since July 2020. Dr. Eichenfield has served as chief of pediatric and adolescent dermatology at Rady Children’s Hospital-San Diego since 1991, as well as vice chair of the Department of Dermatology and a professor of dermatology and pediatrics at UC San Diego School of Medicine since 2009. Dr. Eichenfield earned his medical degree from Mount Sinai School of Medicine in New York, was a pediatric resident and chief resident at Children’s Hospital of Philadelphia and completed dermatology training at the hospital of the University of Pennsylvania. He is board certified in pediatrics, dermatology and pediatric dermatology. Dr. Eichenfield’s clinical interests include atopic dermatitis, acne, psoriasis, alopecia, vitiligo, vascular legions including port wine stains and hemangiomas, neonatal dermatology, laser surgery, nevi, cutaneous infections and skin signs of systemic disease. Our Board of Directors believes that Dr. Eichenfield should serve as a director based upon his extensive experience in the dermatology industry.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” EACH NAMED NOMINEE.

Class III Directors Continuing in Office Until the 2027 Annual Meeting

Mark Prygocki, age 60

Mark Prygocki has served as a member of our Board of Directors since 2018. From 2017 until December 2019, he served as President, Chief Executive Officer and a member of the Board of Directors of Illustris Pharmaceuticals, Inc., a privately held bio-development company. Prior to joining Illustris, Mr. Prygocki worked at Medicis Pharmaceutical Corporation, a biopharmaceutical company, for more than 20 years and served as President from 2010 to 2012. Prior to that, Mr. Prygocki held several senior-level positions at Medicis, including Chief Operating Officer, Executive Vice President, and Chief Financial Officer and Treasurer. Since 2012, Mr. Prygocki has served as a consultant to the pharmaceutical and retail industries through his consulting company. Mr. Prygocki’s previous experience includes work at Citigroup, an investment banking firm, in the regulatory reporting division and several years in the audit department of Ernst & Young, LLP. Mr. Prygocki served on the Board of Directors of Clarus Therapeutics Holdings, Inc. until October 2022. He is certified by the American Institute of Certified Public Accountants. Mr. Prygocki serves on the board of Whispering Hope Ranch Foundation, a non-profit organization that assists children with special needs. Mr. Prygocki holds a B.S. in accounting from Pace University. Our Board of Directors believes that Mr. Prygocki should serve as a director based upon his operating experience and financial expertise in the biopharmaceutical industry, combined with his prior financial and board positions.

Jayson Rieger, age 50

Jayson Rieger has served as our President and Chief Executive Officer and as a member of our Board of Directors since 2024, and also served as a member of our Board from 2015 to 2018. Dr. Rieger has served as a consultant to PBM Capital since November 2024, helping to operate a number of PBM Capital’s private portfolio companies. He served as an Executive Vice President of PBM Capital from March 2014 to November 2024. Prior to joining PBM Capital, Dr. Rieger served as Corporate Senior Vice President and President of the Human Therapeutics Division at Intrexon Corporation from 2012 to 2013, Vice President of Research and Virginia Operations for Clinical Data, Inc. from 2008 to 2011 and Vice President of Lead Development at Adenosine

Therapeutics, LLC from 2002 to 2008. Dr. Rieger earned a B.A. in Chemistry from Rollins College, a Ph.D. in Medicinal Chemistry from the University of Virginia and an M.B.A. from the University of Virginia Darden School of Business. Our Board of Directors believes that Dr. Rieger should serve as a director based upon his years of experience in senior roles in the pharmaceutical industry.

Charles Frantzreb, age 37

Charles Frantzreb has served as a member of our Board of Directors since December 2025. Dr. Frantzreb has served as a Partner at Caligan Partners LP (“Caligan”), a therapeutics-dedicated investment firm, since December 2024. Prior to joining Caligan, Dr. Frantzreb served as a Senior Analyst at Great Point Partners, a healthcare-dedicated long/short hedge fund, from 2020 to November 2024, where he covered oncology investments for the firm. Prior to Great Point Partners, he worked as an equity research associate at Piper Sandler from 2018 to 2020. Dr. Frantzreb earned his M.D. from the University of Pennsylvania and his B.A. from Cornell University. Our Board of Directors believes that Dr. Frantzreb should serve as a director based upon his years of experience as an investor in healthcare related companies.

Class I Directors Continuing in Office Until the 2028 Annual Meeting

Sean Stalfort, age 56

Sean Stalfort has served as a member of our Board of Directors since 2015. Mr. Stalfort is the President of PBM Capital, a private equity investment firm in the business of investing in healthcare and life-science related companies, which was founded in 2010. Prior to that, Mr. Stalfort was Executive Vice President at PBM Products, a producer of infant formula and baby food, which was sold to Perrigo Corporation in 2010. Mr. Stalfort has served as a director of Acumen Pharmaceuticals, Inc. since 2018 and Taysha Gene Therapies, Inc. since June 2023. He also serves as a director of various private companies and was previously a director of Dova Pharmaceuticals, Inc. from 2016 to November 2019. Mr. Stalfort received a B.A. in Business Economics and Political Science from Brown University. Our Board of Directors believes that Mr. Stalfort should serve as a director based upon his years of experience as an investor in healthcare related companies.

Diem Nguyen, age 54

Diem Nguyen has served as a member of our Board of Directors since June 2020. Dr. Nguyen has served as the Chief Executive Officer and as a member of the board of directors of SIGA Technologies since January 2024. Prior to SIGA, she previously served as the Chief Executive Officer of Xalud Therapeutics, a private non-viral clinical stage biotechnology company, from October 2020 to January 2024 and as Executive Vice President, Biopharma, at PPD, Inc., a leading global clinical research organization providing integrated drug development, laboratory, and lifecycle management services, from 2018 to April 2020. Prior to joining PPD, she held various commercial leadership and general management roles at Pfizer Inc. from 2009 to 2018. Prior to her work at Pfizer, Dr. Nguyen led corporate development, including all company-wide mergers and acquisitions and investor relations at Serologicals Corporation. Dr. Nguyen has served as a director of Candel Therapeutics, Inc. since July 2021. She received a BA in chemistry and a PhD in Biochemistry and Molecular Genetics from the University of Virginia. She also received her MBA from Virginia’s Darden Graduate School of Business Administration. Dr. Nguyen also currently serves as a trustee at the Children’s Hospital of Philadelphia. Our Board of Directors believes that Dr. Nguyen should serve as a director based upon her years of experience in senior roles in the pharmaceutical industry.

Gavin Corcoran, age 63

Gavin Corcoran has served as a member of our Board of Directors since March 2025. Dr. Corcoran has served as the Chief Development Officer of Formation Bio since November 2021. Dr. Corcoran previously served as the Chief Research and Development Officer of Sio Gene Therapies, Inc. (formerly known as Axovant) from 2018 to

November 2021, Chief Medical Officer of Allergan plc from 2015 to 2018, Chief Medical Officer of Actavis plc from 2014 to 2015 and Executive Vice President for Global Medicines Development at Forest Laboratories, Inc. from December 2011 to June 2014, prior to the acquisition of Forest Laboratories, Inc. by Actavis in 2014. He received his M.B. B.Ch. from the University of Witwatersrand in South Africa and completed his clinical training in internal medicine and infectious diseases at the University of Texas Health Science Center at San Antonio. Our Board of Directors believes that Dr. Corcoran should serve as a director based upon his extensive experience in the pharmaceutical industry.

Information Regarding the Board of Directors and Corporate Governance

Independence of the Board of Directors

Our Board of Directors has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our Board of Directors determined that Mr. Prygocki, Dr. Nguyen, Dr. Eichenfield, Dr. Corcoran and Dr. Frantzreb, representing five of our eight directors, are “independent directors” as defined under current rules and regulations of the SEC and the listing standards of the Nasdaq Stock Market. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our Board of Directors deemed relevant in determining their independence. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

The Board of Directors of the Company has a Chairman, Mr. Manning, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having a Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our stockholders. As a result, we believe that having a Board Chairman can enhance the effectiveness of the Board as a whole.

Role of the Board in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity and reputational. One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board Chairman coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of the Board of Directors

The Board of Directors met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, during the last fiscal year, the Company’s independent directors met two times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides the current membership for each of the Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Diem Nguyen	X	X*
Lawrence Eichenfield	X	X	X*
Mark Prygocki	X*	X	X

*	Committee chair.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each current member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each current member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting, disclosure controls and procedures and financial reporting processes and audits of its financial statements. The Audit Committee is currently composed of three directors: Mr. Prygocki, Dr. Nguyen and Dr. Eichenfield. Mr. Prygocki serves as the Chair of the Audit Committee. The Audit Committee met four times during the last fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on our website at www.verrica.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent, as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has also determined that Mr. Prygocki qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Prygocki’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

The principal duties and responsibilities of our Audit Committee include:

•	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•	reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	reviewing related party transactions;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matter;

•

reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters;

•

reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•	reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter; and

•	overseeing our cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Mark Prygocki, Chair

Lawrence Eichenfield

Diem Nguyen

* The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Dr. Nguyen, Mr. Prygocki and Dr. Eichenfield. Dr. Nguyen serves as the Chair of the Compensation Committee. Each of the members of the Compensation

Committee are non-employee directors, as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors has determined that Dr. Nguyen, Mr. Prygocki and Dr. Eichenfield are “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee. The Compensation Committee met three times during the last fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on our website at www.verrica.com.

The principal duties and responsibilities of our Compensation Committee include:

•	reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;

•	setting the compensation and other terms of employment of our Chief Executive Officer and our other executive officers;

•	reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

•

reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•	establishing, approving, modifying and overseeing our compensation clawback or similar policies and any required recoupment and disclosure; and

•	reviewing and evaluating on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least twice every year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, independent legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence. The Compensation Committee has engaged Alpine Rewards LLC (“Alpine”) as its compensation consultant since

2023. Our Compensation Committee identified Alpine based on Alpine’s general reputation in the industry. During 2025, the Compensation Committee requested that Alpine:

•	assist in providing competitive compensation data for all of the Company’s executive positions and its Board of Directors;

•	propose go-forward changes relating to executive cash and equity compensation; and

•	review our non-employee director compensation policy and recommend changes as deemed appropriate to maintain or improve competitiveness.

The Compensation Committee has analyzed whether the work of Alpine as compensation consultant raises any conflict of interest, taking into account relevant factors in accordance with SEC rules and Nasdaq listing standards. Based on its analysis, our Compensation Committee determined that the work of Alpine and the individual compensation advisors employed by Alpine does not create any conflict of interest pursuant to the SEC rules and Nasdaq listing standards.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of two directors: Mr. Prygocki and Dr. Eichenfield. Dr. Eichenfield serves as the Chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met one time during the last fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.verrica.com.

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying, reviewing, evaluating and recommending candidates to serve on our Board of Directors;

•	determining the minimum qualifications for service on our Board of Directors;

•	evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;

•	evaluating nominations by stockholders of candidates for election to our Board of Directors;

•	considering and assessing the independence of members of our Board of Directors;

•	evaluating our set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;

•	reviewing and making recommendations to the Board of Directors with respect to management succession planning;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the

Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Secretary, Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, at least 90 days, but not more than 120 days, prior to the anniversary of the preceding year’s annual meeting of stockholders. Submissions must include: (1) the name and address of the Company stockholder on whose behalf the submission is made; (2) the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) a description of the proposed candidate’s principal occupation or employment; (5) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such proposed candidate; and (6) such additional information as is required by our bylaws. Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board or the director in care of Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380, Attn: Secretary. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of shares of our stock that are owned beneficially by the stockholder as of the date of the communication.

These communications will be reviewed by our Secretary, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider communications that contain advertisements or solicitations or are unduly hostile, threatening or similarly inappropriate. All communications directed to the audit committee in accordance with our Open Door Policy for Reporting

Complaints Regarding Accounting and Auditing Matters that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Any interested person may communicate directly with the non-management directors. Persons interested in communicating directly with the non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the non-management directors generally, in care of Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.verrica.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors. If we make any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

In connection with our initial public offering, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Nominating and Corporate Governance Committee regularly reviews the Corporate Governance Guidelines, seeks advice and recommendations from outside advisors, and considers corporate governance trends and best practices in our industry.

Insider Trading Policy and Hedging and Pledging Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees and designated consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is included as an exhibit to our Annual Report on
Form 10-K
for our fiscal year ended December 31, 2025.
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan without prior approval from our Board and pre-clearance
from a Clearing Officer. Pursuant to the Insider Trading Policy, our company must also comply with applicable laws and regulations relating to insider trading when engaging in transactions in our securities.
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank
Act-compliant
clawback policy, as required by SEC rules.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. This advisory (non-binding) vote is commonly referred to as a “say-on-pay” vote.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the say-on-pay vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section of this proxy statement. As described in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related narrative disclosures that accompany the compensation tables in the Company’s proxy statement for its 2026 Annual Meeting of Stockholders, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL NO. 3 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited the Company’s financial statements since 2017. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the annual meeting will be required to ratify the selection of KPMG LLP.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table represents aggregate fees for professional services rendered to the Company for the years ended December 31, 2025 and 2024 by KPMG LLP, the Company’s independent registered public accounting firm.

	Years Ended December 31,
	2025	2024
Audit Fees(1)	$639,500	$684,000
Tax Fees(2)	$59,340	$89,861

Total Fees	$698,840	$773,861

(1)

Audit fees for the fiscal years ended December 31, 2025 and 2024 include fees in connection with services rendered for the audit and quarterly review of our financial statements filed with the SEC on Form 10-K and 10-Q in addition to professional services related to financial procedures performed in connection with securities offerings.

(2)	Tax fees for the fiscal years ended December 31, 2025 and 2024 include fees in connection with federal and state tax compliance, analysis of R&D tax credits and sales tax compliance.

There were no audit-related or other fees for the years ended December 31, 2025 and 2024.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors, KPMG LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

All of the services of KPMG LLP for the years ended December 31, 2025 and 2024 described above were pre-approved in accordance with the Audit Committee Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 3.

PROPOSAL NO. 4 – AMENDMENT AND RESTATEMENT OF 2018 EQUITY INCENTIVE PLAN

The Board of Directors is asking our stockholders to approve an amendment and restatement of the Verrica Pharmaceuticals Inc. 2018 Equity Incentive Plan, which was approved by the Board of Directors on March 22, 2026, subject to approval of our stockholders at the Annual Meeting. In this proxy statement, we refer to the 2018 Equity Incentive Plan prior to the amendment and restatement as the “2018 Plan” and as amended and restated, the “Amended 2018 Plan.”

The 2018 Plan currently provides that the number of shares reserved for issuance thereunder automatically increases on each January 1 by 4% of the number of issued and outstanding shares of our common stock (“Common Stock”) on December 31 of the preceding calendar year, through calendar year 2028 (the “Share Refresh”), unless the Board of Directors determines to increase the share pool by a smaller number of shares.

The Board of Directors has determined that it is in the best interests of the company and our stockholders to seek stockholder approval of the Amended 2018 Plan as described in this proposal. The following is a summary of the key changes to the 2018 Plan, as proposed to be amended and restated hereby. This summary, however, does not purport to be a complete description of all of the provisions of the Amended 2018 Plan and is qualified in its entirety by reference to the full text of the Amended 2018 Plan, which is attached as Appendix A to this proxy statement:

•

Increase the number of shares issuable under the 2018 Plan to 4,000,000 shares of Common Stock, which also includes a corresponding increase in the number of shares of Common Stock available for issuance under the 2018 Plan pursuant to the exercise of incentive stock options;

•

Establish 12,000,000 shares as the maximum number of shares that may be issued under the 2018 Plan pursuant to the exercise of incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”);

•

Increase the Share Refresh to 5% of the number of issued and outstanding shares of Common Stock on December 31 of the preceding calendar year and to provide that Common Stock issuable upon settlement of any of our outstanding pre-funded warrants be added to the total number of shares of Common Stock that are issued and outstanding as of each December 31st to which the formula will be applied for purposes of calculating the annual increase under the Share Refresh (such revision the “Share Refresh Amendment”).

The closing price per share of our Common Stock, as reported on Nasdaq Capital Market as of April 8, 2026, the record date of the Annual Meeting, was $5.82.

Reasons for the Amendment and Restatement of the 2018 Plan

We are asking our stockholders to approve the Amended 2018 Plan because, among other things, we believe that the Amended 2018 Plan is in the best interests of the Company and our stockholders because of the continuing need to grant equity awards to recruit and retain qualified personnel and to respond to relevant market changes in equity compensation practices. If our stockholders do not approve the Amended 2018 Plan, the 2018 Plan will remain in effect as-is, and we will be limited in our ability to continue to issue awards under the 2018 Plan in numbers sufficient to attract and motivate the highly skilled employees we need to recruit and retain.

Equity compensation is a critical element of our compensation program. Offering a broad-based equity compensation program is vital to recruiting and retaining highly skilled people in the highly competitive life sciences industry. We use equity awards to provide increased incentives to the eligible employees, non-employee directors and consultants who provide significant services to the Company and our affiliates. We believe that providing an equity stake in the future success of our business encourages our employees to be highly motivated to achieve our long-term business goals and to increase stockholder value. Their innovation and productivity are critical to our success.

Additionally, for us to continue to leverage equity awards in a similar manner as part of our recruiting and retention strategy, we would like to include Common Stock issuable upon settlement of our pre-funded warrants in calculating the total number of shares of Common Stock that are issued and outstanding. For purposes of determining the annual increase under the Share Refresh, the current formula considers only the shares of Common Stock that are issued and outstanding. The Share Refresh Amendment would not be effective for this past year and would only affect future annual increases to our share reserve.

On November 23, 2025, we entered into a private placement transaction pursuant to which we agreed to sell and issue shares of Common Stock and, in lieu of Common Stock to certain investors, pre-funded warrants to purchase shares of our Common Stock. We have also issued pre-funded warrants in underwritten offerings in February 2023 and November 2024. By issuing pre-funded warrants, we increased the funds available to progress our research and clinical candidates. As a result of issuing pre-funded warrants, which do not increase the outstanding shares available, the shares available annually under the current Share Refresh did not increase proportionally to take into account shares that will be issued upon settlement of such pre-funded warrants. We are seeking to remedy this so that we have a proportional number of available shares in our equity-based compensation program to attract and retain talented individuals.

If our stockholders approve the Amended 2018 Plan as proposed, we will have approximately 2,763,366 million shares available for issuance pursuant to awards under the Amended 2018 Plan after the Annual Meeting. We believe the Amended 2018 Plan, including the Share Refresh Amendment, will satisfy our anticipated near term regular equity granting needs over the next few years.

Summary of the Amended 2018 Plan

The following is a summary of the principal features of the Amended 2018 Plan, together with the applicable tax implications with respect to the Amended 2018 Plan. The summary is qualified by reference to the full text of the Amended 2018 Plan, which is attached as Appendix A to this Proxy Statement.

Purpose

The Amended 2018 Plan is designed to secure and retain the services of our employees and directors, provide incentives for our employees and directors to exert maximum efforts for the success of the Company and our affiliates, and provide a means by which our employees and directors may be given an opportunity to benefit from increases in the value of our Common Stock.

Types of Awards

The Amended 2018 Plan provides for the grant of ISOs to our employees and subsidiary corporations’ employees, and for the grant of non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of stock compensation to our employees, including officers, consultants and directors. The Amended 2018 Plan also provides for the grant of performance cash awards to our employees, consultants and directors.

Share Reserve

As of April 8, 2026, the maximum number of shares of Common Stock reserved for issuance pursuant to awards under the 2018 Plan was 2,180,429 shares, of which up to 1,007,109 shares remained available for issuance. The Share Refresh currently provides that the number of shares reserved for issuance under the 2018 Plan automatically increases on each January 1 by 4% of the number of issued and outstanding shares of our Common Stock on December 31 of the preceding calendar year, through calendar year 2028, unless our Board of Directors determines to increase the share pool by a smaller number of shares.

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares that may be issued pursuant to awards under the Amended 2018 Plan will not exceed the sum of (a) 1,756,257 new shares, (b) 2,180,429 shares previously reserved for issuance under the 2018 Plan, (c) the number of shares reserved for issuance under the 2013 Plan at the time the 2018 Plan became effective, and (d) the number of shares subject to awards under the 2013 Plan, as such shares become available from time to time, that (i) are not issued because the award expires or terminates, (ii) are not issued because the award is settled in cash, (iii) are forfeited due to a failure to meet vesting requirements, or (iv) are withheld or reacquired to satisfy the exercise price and/or tax withholding obligations.

The Share Refresh under the Amended 2018 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each calendar year from 2027 through 2036 equal to (a) 5% of the aggregate number of issued and outstanding shares of all classes of Common Stock plus the total number of shares of Common Stock issuable upon settlement of any of pre-funded warrants, in each case, on December 31 of the immediately preceding year or (b) a lesser amount as may be approved by the Board of Directors each year.

The maximum number of shares that may be issued pursuant to the exercise of stock options intended to qualify as ISOs under the Amended 2018 Plan is 12,000,000 shares.

Shares subject to stock awards granted under our Amended 2018 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, will not reduce the number of shares available for issuance under our Amended 2018 Plan. Additionally, shares issued pursuant to stock awards under our Amended 2018 Plan that we repurchase or that are forfeited, as well as shares reacquired by us as consideration for the exercise or purchase price of a stock award or to satisfy tax withholding obligations related to a stock award, will become available for future grant under our Amended 2018 Plan.

Shares issued under our Amended 2018 Plan may be authorized but unissued or reacquired shares of our Common Stock.

If the Amended 2018 Plan described in this proposal is approved by our stockholders, we will file a Registration Statement on Form S-8 with the SEC with respect to the shares of Common Stock to be registered pursuant to the Amended 2018 Plan as soon as reasonably practicable following stockholder approval.

Non-Employee Director Compensation Limit

Under the Amended 2018 Plan, the maximum number of shares of our Common Stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by us to such non-employee director during such calendar year, will not exceed $600,000 in total value, or $1,100,000 with respect to the calendar year in which the individual is first appointed or elected to the Board (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).

Eligibility

All our employees, consultants and non-employee directors are eligible to participate in the Amended 2018 Plan and may receive all types of awards other than ISOs. ISOs may be granted under the Amended 2018 Plan only to our employees.

As of April 8, 2026, we had 80 employees and 4 non-employee independent directors.

Administration

Our Board of Directors, or a duly authorized committee thereof (referred to herein as the “administrator”), has the authority to administer the Amended 2018 Plan. Our Board of Directors has delegated its authority to administer the Amended 2018 Plan to our compensation committee under the terms of the compensation committee’s charter. Our Board of Directors may also delegate to one or more persons or bodies the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares of our common stock subject to such stock awards. Under any such delegation, our Board of Directors will specify the total number of shares of our common stock that may be subject to the stock awards granted by such persons or bodies. Such persons or bodies may not grant a stock award to themselves and neither our Board of Directors nor any committee may delegate authority to any person or body (who is not a member of our Board of Directors or such body that is not comprised solely of members of our Board of Directors) the authority to determine the fair market value of our common stock for purposes of the Amended 2018 Plan.

The administrator has the power to modify outstanding awards under the Amended 2018 Plan. Subject to the terms of the Amended 2018 Plan, the administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration or take any other action that is treated as a repricing under GAAP with the consent of any adversely affected participant.

Stock Options

Stock options may be granted under the Amended 2018 Plan pursuant to stock option agreements. The Amended 2018 Plan permits the grant of stock options that are intended to qualify as ISOs and nonstatutory stock options (“NSOs”).

The exercise price of a stock option granted under the Amended 2018 Plan may not be less than 100% of the fair market value of our Common Stock on the date of grant and, in some cases (see “—Limitations on ISOs” below), may not be less than 110% of such fair market value.

The term of stock options granted under the Amended 2018 Plan may not exceed 10 years and, in some cases (see “—Limitations on ISOs” below), may not exceed five years.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this proposal as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2018 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any Common Stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our Common Stock pursuant to the exercise of a stock option under the Amended 2018 Plan will be determined by the administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our Common Stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the administrator.

Stock options granted under the Amended 2018 Plan may vest and become exercisable in cumulative increments, as determined by the administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2018 Plan may be subject to different vesting schedules as the administrator may determine.

The administrator may impose limitations on the transferability of stock options granted under the Amended 2018 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2018 Plan other than by will or the laws of descent and distribution or, subject to approval by the administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no option may be transferred to any financial institution without prior stockholder approval.

Tax Limitations on ISOs

The aggregate fair market value, determined at the time of grant, of shares of our Common Stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the exercise price of the ISO is at least 110% of the fair market value of our Common Stock on the date of grant, and the term of the ISO does not exceed five years from the date of grant.

Stock Appreciation Rights

Stock appreciation rights may be granted under the Amended 2018 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in Common Stock share equivalents. The strike price of each stock appreciation right will be determined by the administrator, but will in no event be less than 100% of the fair market value of our Common Stock on the date of grant. The administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our Common Stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2018 Plan.

Restricted Stock Awards

Restricted stock awards may be granted under the Amended 2018 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the administrator. Shares of our Common Stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the administrator. Rights to acquire shares of our Common Stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement; provided, however, that no restricted stock award may be transferred to any financial institution without prior stockholder approval. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the Amended 2018 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the administrator. A restricted stock unit award may be settled by the delivery of shares of our Common Stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the administrator. Except as otherwise provided in a participant’s restricted stock unit award agreement or other written agreement with us or one of our affiliates, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Stock Awards

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the administrator may determine that cash may be used in payment of performance stock awards.

Performance Cash Awards

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. At the time of grant of a performance cash award, the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the administrator. The administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award, or such portion thereof as the administrator may specify, to be paid in whole or in part in cash or other property.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our Common Stock may be granted either alone or in addition to other stock awards under the Amended 2018 Plan. Subject to the terms of the Amended 2018 Plan, the administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our Common Stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the Amended 2018 Plan are subject to recoupment in accordance with our Incentive Compensation Recoupment Policy, as may be amended from time to time, and with any other clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the administrator may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2018 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards; and (iv) the class(es) of securities by which the share reserve is to increase automatically each year.

Corporate Transactions

Our Amended 2018 Plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger or similar transaction involving our company, the sale, lease or other disposition of all or substantially all of the assets of our company or the consolidated assets of our company and our subsidiaries, or a sale or disposition of at least 50% of the outstanding capital stock of our company, the administrator will determine how to treat each outstanding equity award. The administrator may:

•	arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us;

•	cancel the stock award prior to the transaction in exchange for a cash payment, which may be reduced by the exercise price payable in connection with the stock award; or

•	cancel the stock award, to the extent not vested or not exercised prior to the transaction, in exchange for cash consideration, if any, as the Board, in its sole discretion, may consider appropriate.

The administrator is not obligated to treat all equity awards or portions of equity awards, even those that are of the same type, in the same manner. The administrator may take different actions with respect to the vested and unvested portions of an equity award.

Change in Control

The administrator may provide, in an individual award agreement or in any other written agreement between us and the participant, that the equity award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. In the absence of such a provision, no such acceleration of the award will occur.

Plan Amendment or Termination

Our Board of Directors has the authority to amend, suspend or terminate the Amended 2018 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopts the Amended 2018 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired under the Amended 2018 Plan. The 2018 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

NSOs

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Except as described below in connection with the deduction limit under 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

ISOs

The Amended 2018 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received (for example, if the employee is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the award is granted over any amount paid by the recipient for the shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the shares are received or when the shares become vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the shares are delivered equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. To comply with the requirements of Section 409A of the Code, the shares subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the shares are delivered.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying shares on the grant date, the recipient will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2018 Plan will be subject to the deduction limit under Section 162(m).

New Plan Benefits

In general, awards to executive officers, other employees and consultants are made at the discretion of the administrator. As a result, the benefits and amounts that will be received or allocated under the Amended 2018 Plan are not determinable at this time.

Plan Benefits Under 2018 Plan

The following table sets forth, for each of the individuals and various groups indicated, the total number of options to acquire our Common Stock that have been granted under the 2018 Plan as of April 8, 2026.

2018 Plan
Name and position	Stock Options Granted	Weighted Average Exercise Price
Jayson Rieger, President and Chief Executive Officer	86,750	$10.81
John J. Kirby, Interim Chief Financial Officer	—	$—
Noah Rosenberg, Chief Medical Officer	—	$—
All current executive officers as a group	86,750	$10.81
All current directors who are not executive officers as a group	31,024	$58.58
All employees, including all current officers who are not executive officers, as a group	779,297	$16.29

Certain Interests of Directors

In considering the recommendation of our Board of Directors with respect to the approval of the Amended 2018 Plan, stockholders should be aware that the members of the Board of Directors have certain interests that may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the Amended 2018 Plan. The Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.

Required Vote of Stockholders

To be approved, this proposal must receive “For” votes from a majority of the total votes cast on the proposal. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 4.

EXECUTIVE OFFICERS

The following table sets forth information concerning our current executive officers:

Name	Position
Jayson Rieger	President and Chief Executive Officer
John J. Kirby	Interim Chief Financial Officer
Noah Rosenberg	Chief Medical Officer
David Zawitz	Chief Operating Officer, Chief Legal Officer and Secretary

Executive Officers Who Are Not Directors

The following sets forth certain information with respect to our executive officers who are not directors:

John J. Kirby, age 54

John J. Kirby has served as our Interim Chief Financial Officer since November 2024. Mr. Kirby served as an independent consulting Chief Financial Officer to publicly traded, development stage life science companies from May 2023 to November 2024. Previously, Mr. Kirby served as the Chief Financial Officer of Aceragen, Inc. (formerly known as Idera Pharmaceuticals, Inc. (“Idera”)) from September 2022 to April 2023 after serving as Idera’s Chief Financial Officer from July 2019 to September 2022, Vice President of Finance from 2018 to 2019 and Vice President of Corporate Accounting from 2015 to 2018. Prior to joining Idera, Mr. Kirby served as Assistant Controller at Endo Pharmaceuticals, Inc. from 2014 to 2015 and Vice President, Chief Accounting Officer and Corporate Controller at ViroPharma Incorporated from 2012 to 2014. Mr. Kirby began his career at KPMG, LLP in its Healthcare and Life Science Practice and served as a Regional Audit Director at AstraZeneca Pharmaceuticals L.P. prior to joining ViroPharma Incorporated. Mr. Kirby earned his B.S. in Accountancy from Villanova University and is a licensed certified public accountant in the Commonwealth of Pennsylvania.

Noah Rosenberg, age 59

Noah Rosenberg has served as our Chief Medical Officer since March 2025. Dr. Rosenberg previously served as Principal of BH Clinical Consulting LLC from January 2022 to March 2025, Chief Medical Officer of Travere Therapeutics, Inc. from 2018 to January 2022, Chief Medical Officer of Medimetriks Pharmaceuticals, Inc. from 2014 to 2018, Chief Medical Officer of Esperion Therapeutics, Inc. from 2012 to 2014, and in roles of increasing responsibility, most recently Executive Medical Director, Head of CV/Metabolism, Clinical Development at Forest Laboratories, Inc. from 2009 to 2012. Dr. Rosenberg earned his B.A. in a natural sciences area major from The Johns Hopkins University, earned his M.D. from the Drexel University College of Medicine and completed a residency in internal medicine at Mount Sinai School of Medicine of New York University.

David Zawitz, age 45

David Zawitz has served as our Chief Operating Officer since December 2024. He has also served as a consultant to PBM Capital since December 2024, after serving as Executive Vice President and Secretary of PBM Capital from March 2021 to December 2024 and following roles of increasing responsibility within PBM Capital’s legal department beginning in 2018. Prior to joining PBM Capital, Mr. Zawitz served in roles of increasing responsibility with CarMax, Inc. from 2012 to 2018, including most recently as Assistant General Counsel and Assistant Secretary, and was an attorney in private practice with Bingham McCutchen LLP from 2010 to 2012 and McKee Nelson LLP from 2007 to 2009. Mr. Zawitz earned a B.S.C. in Commerce with concentrations in Finance and Information Technology from the University of Virginia and a J.D. from the University of Virginia School of Law. He is also a CFA® charterholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of April 8, 2026 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table below is based upon 17,178,786 shares of common stock outstanding as of April 8, 2026.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, these rules require that we include shares of common stock issuable pursuant to the vesting of restricted stock units and the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 8, 2026. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based on information supplied by officers, directors and principal stockholders and Schedule 13D and Schedule 13G and Section 16 filings, if any, with the SEC. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Except as otherwise noted below, the address for persons listed in the table is c/o Verrica Pharmaceuticals Inc., 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders:
Entities affiliated with Paul B. Manning(1)	9,242,870	49.9%
Caligan Partners LP(2)	1,804,090	9.9
Affinity Asset Advisors, LLC(3)	884,172	5.1
Named executive officers and directors:
Paul B. Manning(1)	9,242,870	49.9
Sean Stalfort(4)	243,559	1.4
Jayson Rieger(5)	326,625	1.9
Mark Prygocki(6)	9,802	*
Diem Nguyen(7)	8,646	*
Lawrence Eichenfield(6)	8,836	*
Gavin Corcoran(8)	2,682	*
Charles Frantzreb	—	—
John J. Kirby(9)	19,846	*
Noah Rosenberg(10)	12,425	*
Christopher G. Hayes(11)	17,646	*
Gary Goldenberg(11)	11,926	*
All current executive officers and directors as a group (11 persons)(12)	9,934,936	52.9%

*	Represents beneficial ownership of less than 1%

(1)

This information has been obtained, in part, from a Schedule 13D/A filed on November 25, 2025 by Paul B. Manning, PBM Capital Investments, LLC (“PBMCI”), and BKB Growth Investments, LLC (“BKB”). Consists of (a) 3,958,189 shares of common stock held by Paul and Diane Manning, JTWROS, (b) 332,433 shares of common stock held by the Paul B. Manning Revocable Trust dated May 10, 2000, (c) 267,561 shares of common stock held by separate trusts for the benefit of the Reporting Person’s immediate family members, (d) 25,663 shares of common stock held by PBMCI, (e) 3,348,372 shares of common stock held by BKB, and (g) 1,310,652 shares of common stock issuable upon exercise of warrants held by Mr. Manning (the “Manning Warrants”), which due to the Manning Beneficial Ownership Limitation (as defined below) is the maximum number of shares that could be issued upon exercise of the Manning Warrants within 60 days of April 1, 2025. Pursuant to the terms of the Manning Warrants, the holder of such Manning Warrants does not have the right to exercise any portion of the Manning Warrants, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act and the applicable regulations of SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of common stock in excess of the Manning Beneficial Ownership Limitation. As of April 8, 2026, the “Manning Beneficial Ownership Limitation” is 49.99% of the shares of common stock then issued and outstanding. Mr. Manning is a co-manager of BKB and has shared voting and investment power with respect to the shares held by BKB. Mr. Manning is President and CEO of PBMCI and has sole voting and investment power with respect to the shares held by PBMCI. The business address for BKB, PBMCI and Mr. Manning is 200 Garrett Street, Suite S, Charlottesville, VA 22902.

(2)

This information has been obtained from a Schedule 13D/A filed on December 30, 2025 by entities and individuals associated with Caligan Partners LP (“Caligan”) and David Johnson. Consists of (a) 923,910 shares of common stock and (b) 880,180 shares of common stock issuable upon exercise of warrants (the “Caligan Warrants”) held by Caligan and David Johnson which, due to the Caligan Beneficial Ownership Limitation (as defined below), is the maximum number of shares that could be issued upon exercise of the Caligan Warrants within 60 days of April 1, 2025. Pursuant to the terms of the Caligan Warrants, the holder of such Caligan Warrants does not have the right to exercise any portion of the Caligan Warrants, to the extent that, after giving effect to the attempted exercise set forth in a notice of exercise, such holder, together with such holder’s affiliates and any other person whose beneficial ownership of common stock would be aggregated with such holder’s for the purposes of Section 13(d) of the Exchange Act and the applicable regulations of SEC, including any “group” of which such holder is a member, would beneficially own a number of shares of common stock in excess of the Caligan Beneficial Ownership Limitation. As of April 1, 2025, the “Caligan Beneficial Ownership Limitation” is 9.99% of the shares of common stock then issued and outstanding. Caligan is the investment manager of the Caligan Master Fund and may be deemed to beneficially own the securities directly held by Caligan. David Johnson is the managing member of Caligan and may be deemed to beneficially own the securities directly held by the Caligan Master Fund. The address of Caligan is 780 Third Avenue, 30th Floor, New York, NY 10017.

(3)

This information has been obtained from a Schedule 13G/A filed on January 29, 2026 by entities and individuals associated with Affinity Asset Advisors, LLC (“Affinity”) and Michael Cho. Consists of (a) 707,338 shares of common stock and (b) 176,834 shares of common stock issuable upon exercise of warrants (the “Affinity Warrants”) held by Affinity Healthcare Fund, LP (the “Affinity Fund”). Affinity is the investment manager of the Affinity Fund and exercises voting and investment power over the securities held directly by the Affinity Fund pursuant to an investment management agreement between Affinity, the Affinity Fund and the general partner of the Affinity Fund. Michael Cho, the managing member of the Affinity, may be deemed a beneficial owner of the securities held directly by the Affinity Fund. The address of Affinity is 450 Park Avenue Suite 1403, New York, NY 10022.

(4)	Consists of (a) 187,380 shares of common stock and (b) 56,179 shares of common stock issuable upon the exercise of warrants within 60 days of April 8, 2026.
(5)

Consists of (a) 183,298 shares of common stock, (b) 105,709 shares of common stock issuable upon the exercise of options within 60 days of April 8, 2026 and (c) 37,621 shares of common stock issuable upon the exercise of warrants within 60 days of April 8, 2026.

(6)	Consists solely of common stock underlying options that are exercisable within 60 days of April 8, 2026.
(7)	Consists of (a) 10 shares of common stock and (b) 8,636 shares of common stock issuable upon the exercise of options within 60 days of April 8, 2026.
(8)	Consists of (a) 2 shares of common stock and (b) 2,680 shares of common stock issuable upon the exercise of options within 60 days of April 8, 2026.
(9)	Consists of (a) 18,962 shares of common stock and (b) 884 shares of common stock issuable upon the exercise of warrants within 60 days of April 8, 2026.
(10)

Consists of (a) 2,357 shares of common stock, (b) 9,479 shares of common stock issuable upon the exercise of options within 60 days of April 8, 2026 and (c) 589 shares of common stock issuable upon the exercise of warrants within 60 days of April 8, 2026.

(11)	Consists solely of shares of common stock.
(12)

Consists of (a) 8,345,227 shares of common stock, (b) 178,784 shares of common stock issuable upon the exercise of options within 60 days of April 8, 2026 and (c) 1,410,925 issuable upon the exercise of warrants within 60 days of April 8, 2026.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned with respect to the years ended December 31, 2025 and 2024 by our named executive officers for such years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Jayson Rieger	2025	300,000	—	—	350,235	74,375	16,792	(4)	741,403
President and Chief Executive Officer	2024	47,727	—	—	1,187,744	—	754		1,236,225
John J. Kirby	2025	480,000	10,000	82,100	—	42,500	—		614,600
Interim Chief Financial Officer	2024	73,333	—	40,499	—	—	—		114,587
Noah Rosenberg(5)	2025	173,864	25,000	—	139,046	—	9,679	(6)	347,588
Chief Medical Officer
Christopher G. Hayes(7)	2025	155,333	—	—	100,346	10,000	481,900	(8)	747,579
Former Chief Legal Officer	2024	466,000	—	192,000	354,719	—	15,343		1,028,062
Gary Goldenberg(9)	2025	79,062	—	—	48,010	—	236,055	(10)	363,127
Former Chief Medical Officer	2024	462,800	—	192,000	304,326	—	14,191		973,317

(1)

In accordance with SEC rules, these amounts reflect the grant date fair values of the restricted stock units granted in the indicated year, calculated in accordance with ASC Topic 718 for stock-based compensation transactions. The assumptions we used in valuing restricted stock units are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(2)

The amounts reflect the full grant date fair value for option awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation-Stock Compensation. Consistent with the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the executive will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)

The amounts reflect the portion of each named executive officer’s bonus earned pursuant to a cash incentive program upon the achievement of specified sales metrics and financial milestones described below under “—Annual Bonus.”

(4)	Amount includes (a) 401(k) matching contributions of $14,000, (b) allowance for mobile phones of $600 and (c) life insurance premiums of $2,192.
(5)	Dr. Rosenberg was not a named executive officer for 2024 and, as a result, his compensation for that year has been omitted pursuant to applicable SEC rules and regulations.
(6)	Amount includes (a) 401(k) matching contributions of $6,955, (b) allowance for mobile phones and internet of $1,188 and (c) life insurance premiums of $1,537.
(7)	Mr. Hayes resigned as our Chief Legal Officer, effective April 30, 2025.
(8)

Amount includes (a) accrued severance payments of $466,000 pursuant to a Release Agreement, (b) 401(k) matching contributions of $14,786, (c) allowance for mobile phones of $200 and (d) life insurance premiums of $914.

(9)	Dr. Goldenberg’s employment with us terminated in March 2025.
(10)	Amount includes (a) accrued severance payments of $231,400, (b) 401(k) matching contributions of $3,857, (c) allowance for mobile phones of $250 and (d) life insurance premiums of $548.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth certain information about equity awards granted to our named executive officers that remain outstanding as of December 31, 2025. Mr. Kirby and Mr. Hayes did not have any equity awards outstanding as of December 31, 2025.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Jayson Rieger	1,750	—		103.40	4/1/2029
	54,166	145,834	(2)	7.47	11/6/2034
	15,937	69,063	(3)	8.90	3/14/2035
Noah Rosenberg	6,093	26,407	(4)	5.23	3/24/2035
Gary Goldenberg	3,333	—		6.41	3/03/2035

(1)	All of the option awards were granted under our 2018 Equity Incentive Plan (the “2018 Plan”), unless otherwise noted.
(2)

1/8th of the total shares subject to the option vested on May 5, 2025, and 1/48th of the total shares subject to the option shall vest each month thereafter on the same day of the month, subject to the recipient’s continuous service through such vesting date. This option was granted under our 2024 Inducement Plan (the “2024 Inducement Plan”).

(3)

1/8th of the total shares subject to the option vested on September 14, 2025, and 1/48th of the total shares subject to the option shall vest each month thereafter on the same day of the month, subject to the recipient’s continuous service through such vesting date.

(4)

1/8th of the total shares subject to the option vested on September 24, 2025, and 1/48th of the total shares subject to the option shall vest each month thereafter on the same day of the month, subject to the recipient’s continuous service through such vesting date. This option was granted under the 2024 Inducement Plan.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives.

The Compensation Committee of our Board of Directors has historically determined our executives’ compensation. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Annual Base Salary

We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our named executive officers for the satisfactory performance of duties to us. The following table presents the annual base salaries for each of our named executive officers for the years indicated.

Name	2026 Base Salary ($)	2025 Base Salary ($)
Jayson Rieger	500,000	300,000
John J. Kirby	480,000	480,000
Noah Rosenberg(1)	500,000	225,000
Christopher G. Hayes(2)	—	466,000
Gary Goldenberg(3)	—	462,800

(1)	Dr. Rosenberg’s employment as our Chief Medical Officer began in March 2025.
(2)	Mr. Hayes resigned in April 2025, and the salary amount reported in the Summary Compensation Table above reflects the prorated portion of his 2025 annual base salary.
(3)	Dr. Goldenberg’s employment with us terminated in March 2025, and the salary amount reported in the Summary Compensation Table above reflects the prorated portion of his 2025 annual base salary.

Annual Bonus

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his annual salary, as set forth below:

Name	2026 Target Bonus as a Percentage of Base Salary	2025 Target Bonus as a Percentage of Base Salary
Jayson Rieger	60%	40%
John J. Kirby(1)	—	—
Noah Rosenberg	40%	40%

(1)	Mr. Kirby’s professional services agreement does not provide for a target bonus.

To reinforce the importance of integrated and collaborative leadership, our executives’ bonuses have historically been solely based on company performance, and we did not include an individual performance component. For 2025, the corporate performance goals consisted of clinical development, compliance, regulatory and financial objectives. For 2025, our Compensation Committee decided not to award our executive officers bonuses based on corporate performance goals. However, in March 2026, our Compensation Committee determined to award discretionary bonuses related to 2025 to Mr. Kirby and Dr. Rosenberg equal to $10,000 and $25,000, respectively, which are reflected in the “Bonus” column of the Summary Compensation Table above. In making this determination, the Compensation Committee sought to ensure that these executives were recognized under a consistent framework reflecting shared progress against key operational priorities despite a challenging year. The

Compensation Committee also considered the importance of maintaining leadership stability and sustained execution as the Company continues to advance its strategic priorities.

In addition, for 2025, the Compensation Committee approved a cash incentive program pursuant to which our executive officers have aggregate cash bonus opportunities, which could be earned based on the achievement of specified sales metrics and financial milestones during the year ended December 31, 2025. For Dr. Rieger, Mr. Kirby and Mr. Hayes, the maximum amount payable under the cash incentive program was $175,000, $100,000 and $100,000, respectively. During 2025, Dr. Rieger, Mr. Kirby and Mr. Hayes earned $74,375, $42,500 and $10,000 under the cash incentive program, respectively, which is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Equity-Based Awards

Our equity-based incentive awards granted to our named executive officers are designed to align the interests of our named executive officers with those of our stockholders. Vesting of equity awards is generally tied to each officer’s continuous service with us and serves as an additional retention measure. Our executives generally are awarded an initial new hire grant upon commencement of employment. Additional grants may occur periodically in order to specifically incentivize executives with respect to achieving certain corporate goals or to reward executives for exceptional performance.

In connection with its annual compensation review, our Compensation Committee granted options to purchase shares of our common stock to certain of our named executive officers, as detailed below, on March 14, 2025:

Name	Number Of Shares Underlying Option Grant	Exercise Price Per Share	Vesting Schedule
Jayson Rieger	85,000	$8.90	(1)
Christopher G. Hayes	25,000	$8.90	(2)

(1)

1/8th of the total shares subject to the option vested on September 14, 2025, and 1/48th of the total shares subject to the option shall vest each month thereafter on the same day of the month, subject to the officer’s service as of each such date.

(2)

50% of the total shares subject to the option were scheduled to vest on March 14, 2026 and 50% of the total shares subject to the option were scheduled to vest on March 14, 2027, subject to the officer’s service as of each such date. Following Mr. Hayes’s resignation, the unvested shares underlying this option were forfeited.

As further described below under “—Employment Arrangements and Potential Payments upon Termination of Employment or Change in Control,” Dr. Rosenberg was granted an option for 32,500 shares of our common stock in connection with his appointment as our Chief Medical Officer in March 2025.

In addition, on December 23, 2025, the Compensation Committee approved the grant of equity awards to the Company’s employees and management, including Dr. Rieger, Dr. Rosenberg and Mr. Kirby, pursuant to the 2018 Plan. The Compensation Committee determined such grants are appropriate to provide long-term incentives that align the interests of our employees with the interests of stockholders. In making its decision, the Compensation Committee considered: (i) the ownership percentage in the Company for Dr. Rieger, Dr. Rosenberg and Mr. Kirby and our other officers based on total shares outstanding (inclusive of shares underlying pre-funded warrants) is significantly less than amounts owned by such officers at peer companies; (ii) the impact of the loss of any employee, especially members of management, on our ability to execute our corporate objectives; and (iii) the recent financing activities and the total shares outstanding, inclusive of shares underlying pre-funded warrants.

For Dr. Rieger and Dr. Rosenberg, the Compensation Committee approved the grant of options to purchase 512,269 and 233,840 shares of common stock, respectively, on December 23, 2025 with an exercise price of

$8.21, which is equal to the closing price of our common stock on December 23, 2025, provided that such option awards are contingent upon our stockholders approving the amendment to the 2018 Plan to increase the number of shares eligible for issuance pursuant to the 2018 Plan set forth in Proposal No. 4 above. 50% of the shares vest on the date that the closing sales price per share of our common stock as reported on The Nasdaq Capital Market equals at least $15.00, and the remaining 50% of the shares vest on the date that the closing sales price per share of our common stock as reported on The Nasdaq Capital Market equals at least $25.00, subject to the recipient’s continuous service with the Company as of each applicable vesting date. Because the grant of these options is conditioned on stockholder approval, no accounting grant date has occurred under ASC Topic 718 as of the date of this proxy statement and accordingly these awards are not reflected in the Summary Compensation Table or Outstanding Equity Awards table above. For Mr. Kirby, the Compensation Committee approved the grant of fully vested restricted stock units for 10,000 shares of common stock with a grant date of December 23, 2025.

For additional information about equity grants made historically to our named executive officers, please see “-Outstanding Equity Awards as of December 31, 2025” above.

Employment Arrangements and Potential Payments upon Termination of Employment or Change in Control

We have entered into employment agreements with each of our current named executive officers.

Dr. Rieger

We entered into an offer letter with Dr. Rieger, our President and Chief Executive Officer, in November 2024. Under the terms of the agreement, Dr. Rieger was initially entitled to receive an annual base salary of $300,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors’ assessment of Dr. Rieger’s performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. Dr. Rieger also entered into an employee confidential information, inventions, non-solicitation and non-competition agreement with us.

Pursuant to the terms of his employment agreement, Dr. Rieger’s employment is at will and may be terminated at any time by us or Dr. Rieger. In the event that Dr. Rieger’s employment is terminated by us without cause or by Dr. Rieger for good reason within the 12 month period immediately following a Change in Control (as defined in the 2024 Inducement Plan), then all unvested shares subject to the option granted to Dr. Rieger on November 6, 2024 will vest in full and be deemed vested and exercisable as of the date of such Change in Control provided that Dr. Rieger timely executes and allows to become effective a separation agreement containing a release of claims in favor of us and other customary provisions in a form presented by us.

Mr. Kirby

We entered into a professional services agreement with Mr. Kirby, our Interim Chief Financial Officer, in November 2024. Under the terms of the agreement, Mr. Kirby is entitled to receive $40,000 per month for services under the agreement. Pursuant to the terms of the agreement, Mr. Kirby received a restricted stock award for a number of shares of our common stock equal to $40,500 divided by the closing price of our common stock on November 6, 2024. We or Mr. Kirby may terminate the agreement immediately and without prior notice if Mr. Kirby or we refuse or is unable to satisfactorily perform the services under the agreement or is in breach of any material provision of the agreement. We may terminate the agreement with Mr. Kirby upon thirty days’ written notice to Mr. Kirby.

Dr. Rosenberg

We entered into an employment agreement with Dr. Rosenberg, our Chief Medical Officer, in March 2025. Under the terms of the agreement, Dr. Rosenberg’s initial annual base salary was $225,000 and an annual bonus of up to 40% of his annual base salary based upon our Board of Directors’ assessment of Dr. Rosenberg’s performance and our attainment of targeted goals as set by the Board of Directors in their sole discretion. Dr. Rosenberg also entered into an employee confidential information and inventions assignment agreement with us.

Pursuant to the terms of his agreement, Dr. Rosenberg was granted an option to purchase 32,500 shares of our common stock, with an exercise price equal to $5.20, the closing price of our common stock on the date of grant.

Pursuant to the terms of his employment agreement, Dr. Rosenberg’s employment is at will and may be terminated at any time by us or Dr. Rosenberg. In the event that Dr. Rosenberg’s employment is terminated by us without cause or by Dr. Rosenberg for good reason within the 12 month period immediately following a Change in Control (as defined in the 2024 Inducement Plan), then all unvested shares subject to the option granted to Dr. Rosenberg will vest in full and be deemed vested and exercisable as of the date of such Change in Control provided that Dr. Rosenberg timely executes and allows to become effective a separation agreement containing a release of claims in favor of us and other customary provisions in a form presented by us.

Mr. Hayes

Mr. Hayes resigned as Chief Legal Officer, Chief Compliance Officer and Corporate Secretary, effective as of April 30, 2025. In connection with his resignation from employment as our Chief Legal Officer, Chief Compliance Officer and Corporate Secretary, on April 22, 2025, we entered into a Release Agreement with Mr. Hayes, effective as of April 30, 2025, which contains (i) a release of claims against the Company and (ii) the following separation benefits: (a) payment of his current base salary in accordance with normal payroll procedures for 12 months and (b) if elected, payment of continued health coverage for Mr. Hayes and his dependents under COBRA for up to 12 months.

Dr. Goldenberg

In connection with his resignation from employment as our Chief Medical Officer, on February 27, 2025, we entered into a Release Agreement with Dr. Goldenberg effective as of March 3, 2025, which contains (i) a release of claims against us and (ii) the following separation benefits: (a) payment of his then current base salary in accordance with normal payroll procedures for six months and (b) if elected, payment of continued health coverage for Dr. Goldenberg and his dependents under COBRA for up to 12 months. We also entered into a Consulting Agreement with Dr. Goldenberg, which terminated on December 2, 2025, pursuant to which Dr. Goldenberg provided consulting services to us from time to time. Notwithstanding such service under the Consulting Agreement, the equity awards Dr. Goldenberg held ceased to vest as of March 3, 2025.

Retirement Benefits and Other Compensation

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension, retirement or deferred compensation plan sponsored by us during 2025 other than our 401(k) plan described below. Our named executive officers were eligible to participate in our employee benefits, including health insurance and group life insurance benefits, on the same basis as our other employees. We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Code, which our named executive officers are eligible to participate in on the same basis as our other employees. Participants may elect to make both pre- and post-tax contributions to their accounts in the 401(k) plan, and we match 100% of those contributions up to 4% of employee deferral. We generally do not provide perquisites or personal benefits, and we did not provide any perquisites or personal benefits to our named executive officers in 2025 other than those provided to all employees.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between the
SEC-defined
“compensation actually paid” to our named executive officers (“NEOs”) and certain of our financial performance metrics during the fiscal years listed below. For the most recently completed fiscal year, we did not use any “financial performance measures” as defined Item 402(v) of Regulation
S-K
to link compensation paid to our NEOs. Accordingly, we have omitted the tabular list of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation
S-K.
For further information regarding our compensation philosophy and how we seek to align executive compensation with our performance, refer to “Executive Compensation.” The disclosure included in this section is prescribed by SEC rules and does not necessarily reflect value actually received or realized by the NEOs or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.

Year	Summary Compensation Table Total for PEO – Ted White ($) (1)	Compensation actually paid to PEO – Ted White ($) (2)	Summary Compensation Table Total for PEO – Jayson Rieger ($) (3)	Compensation actually paid to PEO – Jayson Rieger ($) (4)	Average Summary Compensation Table Total for NON-PEO NEOs ($) (5)	Average Compensation actually paid to Non-PEO NEOs ($) (6)	Value of initial fixed $100 investment based on total shareholder return (TSR) ($) (7)	Net Loss (in millions) ($) (8)
2025	—	—	741,403	437,099	905,731	692,881	30.22	(17.9)
2024	2,594,382	(467,917)	1,236,225	1,061,427	1,192,879	(1,732)	25.45	(76.6)
2023	3,504,847	4,638,908	—	—	2,329,573	2,806,409	266.18	(67.0)

(1)
The dollar amounts reported are the amounts of total compensation reported for Ted White (our former Chief Executive Officer (“PEO1”)) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation–Summary Compensation Table.”

(2)
The dollar amounts reported represent the amount of “compensation actually paid” to Mr. White as computed in accordance with Item 402(v) of
Regulation S-K.
In accordance with the requirements of Item 402(v) of
Regulation S-K, the
following adjustments were made to Mr. White’s total compensation for each year to determine the compensation actually paid:

Year	Total Compensation from Summary Compensation Table total ($)	Adjustment for Grant Date Values in the Summary Compensation Table ($)	Year-End Fair Value of Unvested Awards Granted in the Current Year ($)	Year- over- Year Difference of Year- End Fair Values for Unvested Awards Granted in Prior Years ($)	Fair Values at Vest Date for Awards Granted and Vested in Current Year ($)	Difference in Fair Values between Prior Year-End Fair Values and Vest-Date fair Values for Awards Granted in Prior Years ($)	Prior year-end fair values for awards granted in prior years that failed to meet vesting conditions ($)	Total Adjustments for Equity Awards ($)	Compensation Actually Paid ($)
2025	—	—	—	—	—	—	—	—	—
2024	2,594,382	(1,395,918)	—	—	—	(639,051)	(1,027,330)	(3,062,299)	(467,917)
2023	3,504,847	(2,589,968)	1,736,665	884,677	327,000	775,687	—	1,134,061	4,638,908

(3)
The dollar amounts reported are the amounts of total compensation reported for Jayson Rieger (our current Chief Executive Officer (“PEO2”)) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation–Summary Compensation Table.”

(4)
The dollar amounts reported represent the amount of “compensation actually paid” to Dr. Rieger as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to Dr. Rieger’s total compensation for each year to determine the compensation actually paid:

Year	Total Compensation from Summary Compensation Table total ($)	Adjustment for Grant Date Values in the Summary Compensation Table ($)	Year-End Fair Value of Unvested Awards Granted in the Current Year ($)	Year-over- Year Difference of Year-End Fair Values for Unvested Awards Granted in Prior Years ($)	Fair Values at Vest Date for Awards Granted and Vested in Current Year ($)	Difference in Fair Values between Prior Year-End Fair Values and Vest-Date fair Values for Awards Granted in Prior Years ($)	Prior year-end fair values for awards granted in prior years that failed to meet vesting conditions ($)	Total Adjustments for Equity Awards ($)	Compensation Actually Paid ($)
2025	741,403	(350,235)	23,720	161,776	—	(139,565)	—	(304,304)	437,099
2024	1,236,225	(1,187,744)	1,012,946	—	—	—	—	(174,798)	1,061,427
2023	—	—	—	—	—	—	—	—	—

(5)
The dollar amounts reported represent the average of the amounts reported for the NEOs as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding the PEO) included for purposes of calculating the average amounts are, John J. Kirby, Noah Rosenberg, Christopher G. Hayes and Gary Goldenberg for 2025, Christopher Hayes, Joe Bonaccorso and Gary Goldenberg for 2024, and Christopher Hayes and Joe Bonaccorso for 2023.

(6)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation
S-K.
In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO) for each year to determine the compensation actually paid.

Year	Total Compensation from Summary Compensation Table total ($)	Adjustment for Grant Date Values in the Summary Compensation Table ($)	Year-End Fair Value of Unvested Awards Granted in the Current Year ($)	Year-over- Year Difference of Year-End Fair Values for Unvested Awards Granted in Prior Years ($)	Fair Values at Vest Date for Awards Granted and Vested in Current Year ($)	Difference in Fair Values between Prior Year-End Fair Values and Vest-Date fair Values for Awards Granted in Prior Years ($)	Prior year-end fair values for awards granted in prior years that failed to meet vesting conditions ($)	Total Adjustments for Equity Awards ($)	Compensation Actually Paid ($)
2025	905,731	(164,223)	5,039	—	503	(2,134)	(52,035)	(212,850)	692,881
2024	1,192,879	(559,772)	46,357	(165,517)	—	(371,986)	(143,693)	(1,194,611)	(1,732)
2023	2,329,573	(1,708,194)	1,047,596	437,433	299,750	400,251	—	476,836	2,806,409

(7)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period by our stock price at the beginning of the measurement period.

(8)	The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.
Analysis of the Information Presented in the Pay Versus Performance Table
As described in more detail above in “Executive Compensation” our executive compensation program reflects a performance-driven compensation philosophy. While we utilize several performance measures to align executive compensation with company performance, those company performance measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align company performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation
S-K)
for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.
Compensation Actually Paid and Net Loss
We do not use net loss as a performance measure in our executive compensation program, and we do not believe there is any meaningful relationship between our net loss and compensation actually paid to our NEOs during the periods presented. The chart below illustrates the relationship of the compensation actually paid for our PEOs and non-PEO
NEOs, as calculated pursuant to SEC rules, to our net loss over the three years presented in the Pay Versus Performance table.

Compensation Actually Paid and Cumulative TSR
The chart below shows the relationship between the compensation actually paid to our PEOs and our non-PEO
NEOs, as calculated pursuant to SEC rules, to our cumulative TSR over the three years presented in the Pay Versus Performance table.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

DIRECTOR COMPENSATION
The following table sets forth information regarding the compensation earned for service on our Board of Directors during the year ended December 31, 2025 by our directors who were not also our employees. Jayson Rieger, our President and Chief Executive Officer is also a member of our Board of Directors but did not receive any additional compensation for his service as a director. Dr. Rieger’s compensation as an executive officer is set forth above under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	Total ($)
Paul B. Manning	—	—	—
Mark Prygocki	70,000	9,339	79,339
Sean Stalfort	—	—	—
Diem Nguyen	46,250	9,339	55,589
Lawrence Eichenfield	60,000	9,339	69,339
Gavin Corcoran	30,000	15,315	45,315
Charles Frantzreb	—	—	—

(1)
The amounts reported do not reflect the amounts actually received by our non-employee
directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted to our non-employee
directors during the fiscal year ended December 31, 2025, as computed in accordance with ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements included in our Annual Report on Form
10-K
for the fiscal year ended December 31, 2025. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our non-employee
directors who have received options will only realize compensation with regard to these options to the extent the trading price of our common stock is greater than the exercise price of such options.

(2)
As of December 31, 2025, Mr. Prygocki, Dr. Nguyen, Dr. Eichenfield and Mr. Corcoran held options to purchase 9,802 shares, 8,636 shares, 8,836 shares and 3,750 shares of our common stock, respectively. None of our other non-employee
directors held options to purchase shares of our common stock as of December 31, 2025.

Non-Employee Director Compensation Policy
Our Board of Directors adopted a
non-employee
director compensation policy that became effective in June 2018 in connection with our initial public offering. Our Board of Directors most recently amended the policy in March 2026. Pursuant to our policy, each of our directors who is not an employee of our company or affiliated with an entity that beneficially owns 5% or more of our outstanding shares of common stock are eligible to receive compensation for service on our Board of Directors and committees of our Board of Directors. Mr. Prygocki, Dr. Nguyen, Dr. Eichenfield and Dr. Corcoran are eligible directors.
Each eligible director receives an annual cash retainer of $50,000 for serving on our Board of Directors. The chairperson of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board is entitled to an additional annual cash retainer of $20,000, $15,000 and $10,000, respectively. The members of each of the Audit, Compensation and Nominating and Corporate Governance Committees of our Board of Directors, who are not the chairpersons of such committees, are entitled an additional annual cash retainer of $10,000, $7,500 and $5,000, respectively. All annual cash compensation amounts will be payable in equal quarterly installments in advance within the first 30 days of each quarter in which the service will occur.

In addition, each new eligible director who joins our Board of Directors will be granted a non-statutory
stock option to purchase 32,000 shares of common stock under our 2018 Plan, with one-third
of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in 24 equal monthly installments thereafter, subject to continued service as a director through the applicable vesting date.
On the date of each annual meeting of our stockholders, each eligible director who continues to serve as a director of our company following the meeting will be granted a non-statutory
stock option to purchase 16,000 shares of our common stock under our 2018 Plan, vesting in 12 equal monthly installments following the grant date and in any event will be fully vested on the date of the next annual meeting of our stockholders, subject to continued service as a director through the applicable vesting date.
Each option awarded to eligible directors under the
non-employee
director compensation policy, as amended, is subject to accelerated vesting upon a Change in Control (as defined in the 2018 Plan). The exercise price per share of each stock option granted under the non-employee
director compensation policy is equal to the closing price of our common stock on the Nasdaq Capital Market on the date of grant. Each stock option has a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us (provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination).

POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
From time to time, we grant stock options to our employees, including our named executive officers. Historically, we have granted new-hire
option awards on or soon after a new hire’s employment start date and annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in such quarter. Also, non-employee
directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, pursuant to our non-employee
director compensation policy, as further described under the heading,
“Non-Employee
Director Compensation-Narrative to Director Compensation Table” above. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information about us when determining the timing of stock option grants and does not seek to time the award of stock options in relation to our public disclosure of material nonpublic information. We have not timed the release of material nonpublic information for the purpose of affecting the value of executive compensation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS1

The following table shows information regarding our equity compensation plans as of December 31, 2025:

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted-average exercise price of outstanding options, warrants and rights(b) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)&(b)
Equity compensation plans approved by security holders	1,026,418	(1)	18.78	287,573	(2)
Equity compensation plans not approved by security holders(3)	372,500		7.84	122,500
Total	1,353,918		16.13	410,073

(1)	Consists of shares underlying options pursuant to our 2013 Plan and 2018 Plan.
(2)

Consists of shares available under the 2018 Plan as of December 31, 2025. Before giving effect to the Amended 2018 Plan, on January 1 of each year, the number of shares reserved under the 2018 Plan is automatically increased by 4% of the total number of shares of common stock that are outstanding at that time, or a lesser number of shares as may be determined by our Board of Directors. An additional 687,151 shares were added to the number of available shares under the 2018 Plan, effective January 1, 2026.

(3)	Represents securities underlying our 2024 Inducement Plan.

[1]	NTD: VRCA to provide updated figures.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file reports on Forms 3, 4 and 5 with the SEC concerning their ownership of, and transactions in, our common stock.

To our knowledge, based on the Section 16(a) reports that have been filed on EDGAR, with respect to the fiscal year ended December 31, 2025, all filings required to be made by the Reporting Persons were made on a timely basis, with the exception of (i) John Kirby was late in filing a Form 4 reporting the receipt of a restricted stock unit award on December 23, 2025 and (ii) BKB Growth Investments, LLC was late in filing a Form 3 related to becoming a beneficial owner of more than 10% of our common stock on November 25, 2025.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

Certain Related Party Transactions

The following is a summary of transactions since January 1, 2024 to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our then directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation Table.”

Private Placement of Common Stock and Warrants

On November 23, 2025, we entered into a securities purchase agreement with certain institutional investors (the “Institutional Investor Purchase Agreement”) and a securities purchase agreement with other accredited investors (together with the Institutional Investor Purchase Agreement, the “Purchase Agreements” and the investors under the Purchase Agreements, the “Purchasers”), pursuant to which we agreed to sell and issue to the Purchasers in a private placement transaction (the “Private Placement”) an aggregate of (i) 6,499,826 shares of our common stock (ii) with respect to certain Purchasers, pre-funded warrants to purchase 5,305,164 shares of our common stock (the “Pre-Funded Warrants”) in lieu of shares of common stock and (iii) in either case, accompanying Series C warrants to purchase 2,951,241 shares of our common stock (the “Series C Warrants”). The purchase price per share of Common Stock and accompanying Series C Warrant was $4.24125 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants and accompanying Series C Warrant was the Purchase Price minus $0.0001 per Pre-Funded Warrant.

Paul B. Manning, the chairman of our Board of Directors participated in the Private Placement through affiliated entities and purchased 4,126,241 shares of our common stock and 1,031,535 Series C Warrants for a purchase price of approximately $17.5 million.

Jayson Rieger, our Chief Executive Officer, participated in the Private Placement and purchased 94,311 shares of our common stock and 23,577 Series C Warrants for a purchase price of approximately $400,000.

John J. Kirby, our interim Chief Financial Officer, participated in the Private Placement and purchased 3,536 shares of our common stock and 884 Series C Warrants for a purchase price of approximately $15,000.

David Zawitz, our Chief Operating Officer, Chief Legal Officer and Secretary, participated in the Private Placement and purchased 10,000 shares of our common stock and 2,500 Series C Warrants for a purchase price of approximately $42,000.

Noah Rosenberg, our Chief Medical Officer, participated in the Private Placement and purchased 2,357 shares of our common stock and 589 Series C Warrants for a purchase price of approximately $10,000.

In connection with the closing of the Private Placement, the Board of Directors increased its size by one director and appointed Charles Frantzreb as a Class I director, designated by Caligan Partners LP and its affiliates (“Caligan”). Caligan’s right to designate a Board member will continue for so long as Caligan holds at least 50% of the Pre-Funded Warrants and/or Pre-Funded Warrant shares acquired pursuant to the Purchase Agreement (calculated on an as-exercised basis), subject to compliance with applicable Nasdaq listing rules.

Clinical Service Agreement with Clinical Enrollment LLC

On September 8, 2022, we entered into a clinical service agreement (the “Clinical Service Agreement”) with Clinical Enrollment LLC (“Clinical Enrollment”), which is controlled by Bryan Manning, the son of Paul B. Manning, the current chair of our Board of Directors and, together with certain affiliates, our largest stockholder. Pursuant to the Clinical Service Agreement, Clinical Enrollment provides recruiting support services for our clinical trial of VP-315. During year ended December 31, 2024, we paid Clinical Enrollment an aggregate of $90,000 in fees pursuant to the Clinical Service Agreement. During the year ended December 31, 2025 we did not pay Clinical Enrollment any fees pursuant to the Clinical Service Agreement.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Verrica Pharmaceuticals Inc., Attn: Secretary, 44 W. Gay St., Suite 400, West Chester, Pennsylvania 19380 or call our office at 484-453-3300 to speak with our Investor Relations department. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ David Zawitz

David Zawitz

Secretary

Dated: April 20, 2026

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, Verrica Pharmaceuticals Inc., 44 Gay St., Suite 400, West Chester, Pennsylvania 19380.

APPENDIX A – AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

VERRICA PHARMACEUTICALS INC.

AMENDED AND RESTATED 2018 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 22, 2026

APPROVED BY THE STOCKHOLDERS: [●], 2026

EFFECTIVE DATE: [●], 2026

1.	GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan was originally adopted by the Board on May 30, 2018, approved by the Company’s stockholders on June 1, 2018 and initially became effective as of the IPO Date. The Plan is intended as the successor to and continuation of the Verrica Pharmaceuticals Inc. 2013 Equity Incentive Plan (the “Prior Plan”) and is hereby amended and restated as of the Effective Date.

(i) Any shares that were otherwise available for future grants under the Prior Plan as of 12:01 a.m. Eastern Time on the IPO Date (the “Prior Plan’s Available Reserve”) ceased to be available under the Prior Plan at such time. Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve was added to the Share Reserve (as further described in Section 3(a) below) and was immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii) In addition, from and after 12:01 a.m. Eastern Time on the IPO Date, any shares subject, at such time, to outstanding stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, up to the maximum number set forth in Section 3(a) below.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi) To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2) Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)	Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to Other Person or Body. The Board may delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themselves; (ii) determine the number of shares of Common Stock subject to such Stock Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or any Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, with any modifications necessary to incorporate or reflect the terms of such Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value pursuant to Section 13(y)(ii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 4,000,000 shares (the “Share Reserve”), which number is the sum of (i) 1,756,257 new shares, plus (ii) the number of shares subject to the Prior Plan’s Available Reserve, plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time.

In addition, the Share Reserve will automatically increase on January 1 of each year, for a period of not more than ten years, commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to 5.0% of the total number of shares of Capital Stock plus the total number of shares of Common Stock issuable upon settlement of pre-funded warrants (if any), in each case, outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

The Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 12,000,000 shares of Common Stock.

(d) Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under the Plan or otherwise during a single calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed six hundred thousand dollars ($600,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes), or, with respect to the calendar year in which a Non-Employee Director is first appointed or elected to the Board, one million, one hundred thousand dollars ($1,100,000).

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a Corporate Transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date that is three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement) and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past or future services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)	Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board or Committee, in its sole discretion. The Board or Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to adjust or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment or time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(l) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(d), and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.

(c) Transaction. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the Adoption Date, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.	EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan, as amended and restated hereby, will come into existence on the Adoption Date; provided, however, that Stock Award granted prior to the Effective Date shall be subject to the approval of the Plan by the stockholders of the Company. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Adoption Date” means the date the Plan, as amended and restated hereby, is first approved by the Board.

(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Award” means a Stock Award or a Performance Cash Award.

(d) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(j) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(k) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(l) “Common Stock” means the common stock of the Company, having one vote per share.

(m) “Company” means Verrica Pharmaceuticals Inc., a Delaware corporation.

(n) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(o) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(p) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Dissolution” means when the Company, after having executed a certificate of dissolution with the State of Delaware (or other applicable state), has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass-through entity) will not be considered a “Dissolution” for purposes of the Plan.

(t) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u) “Entity” means a corporation, partnership, limited liability company or other entity.

(v) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z) “IPO Date” means June 5, 2018.

(aa) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd) (dd) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) sales; (ii) revenues; (iii) assets; (iv) expenses; (v) market penetration or expansion; (vi) earnings from operations; (vii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (viii) net income or net income per common share (basic or diluted); (ix) return on equity, investment, capital or assets; (x) one or more operating ratios; (xi) borrowing levels, leverage ratios or credit rating; (xii) market share; (xiii) capital expenditures; (xiv) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (xv) stock price, dividends or total stockholder return; (xvi) development of new technologies or products; (xvii) sales of particular products or services; (xviii) economic value created or added; (xix) operating margin or profit margin; (xx) customer acquisition or retention; (xxi) raising or refinancing of capital; (xxii) successful hiring of key individuals; (xxiii) resolution of significant litigation; (xxiv) acquisitions and divestitures (in whole or in part); (xxv) joint ventures and strategic alliances; (xxvi) spin-offs, split-ups and the like; (xxvii) reorganizations; (xxviii) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or (xxix) strategic business criteria, consisting of one or more objectives based on the following goals: achievement of timely development, design management or enrollment, meeting specified market penetration or value added, payor acceptance, patient adherence, peer reviewed publications, issuance of new patents, establishment of or securing of licenses to intellectual property, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings, approvals or milestones, discovery of novel products, maintenance of multiple products in pipeline, product launch or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions, divestitures or other business combinations (in whole or in part), joint ventures or strategic alliances; and (xxx) other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the dilutive effects of acquisitions or joint ventures; (6) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (7) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (8) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (9) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (10) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (11) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item specified in the Award Agreement. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this Verrica Pharmaceuticals Inc. Amended and Restated 2018 Equity Incentive Plan, as amended from time to time.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) (ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ccc) “Transaction” means a Corporate Transaction or a Change in Control.

VERRICA PHARMACEUTICALS INC.44 W. GAY STREET, SUITE 400WEST CHESTER, PA 19380 SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual report electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V90638-P50047 VERRICA PHARMACEUTICALS INC. For With hold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR All of number(s) of the nominee(s) on the line below. the following: 1.Election of Directors!!! Nominees: 01)Paul B. Manning 02)Lawrence Eichenfield The Board of Directors recommends that you vote FOR the following proposals: For Against Abstain 2.Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement.!!! 3.Ratification of the selection by the Audit Committee of KPMG LLP as the independent registered public accounting firm for the fiscal year ending !!! December 31, 2026. 4.Approval of the Company’s Amended and Restated 2018 Equity Incentive Plan.!!!NOTE: Such other business as may properly come before the meeting, including any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V90639-P50047 VERRICA PHARMACEUTICALS INC. Annual Meeting of Stockholders June 5, 2026 10:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jayson Rieger and John J. Kirby, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VERRICA PHARMACEUTICALS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM ET on June 5, 2026, at the Company’s headquarters, located at 44 W. Gay St., Suite 400, West Chester, PA 19380, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side